
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Tangible Asset Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      31,821,345
<SECURITIES>                                         0
<RECEIVABLES>                                5,499,342<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              39,214,236<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                39,214,236<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (967,318)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               543,738
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,511,056)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,511,056)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,511,056)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $113,363 and subscriptions receivable of $5,385,979.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $97,560 and Investment in U.S. Treasury Bills of $1,795,989.
<F3>Liabilities include accrued brokerage fees of $102,169, accrued management fee payable of $69,979, and service fee payable of $27,991.
<F4>Total revenue includes realized trading revenue of $(1,378,000), net change in unrealized of $97,560 and interest income of $313,122.

